As filed with the Securities and Exchange Commission on February 26, 2010^

File No. 811-8464

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940 [   ]

AMENDMENT NO. 16^ [X]

HIGH INCOME OPPORTUNITIES PORTFOLIO
(Exact Name of Registrant as Specified in Charter)

Two International Place^ , Boston, MA 02110^
(Address of Principal Executive Offices)

(617) 482-8260
Registrant’s Telephone Number, including Area Code

Maureen A. Gemma
Two International Place^ , Boston, Massachusetts 02110^
(Name and Address of Agent for Service)

     Throughout this Amendment to the Registration Statement, information concerning High Income Opportunities Portfolio (the “Portfolio”) is incorporated by reference from Amendment No. 153^ to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 02-90946) under the Securities Act of 1933 (the “1933 Act”) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission (the “SEC”) on February 25, 2010^ (Accession No. 0000940394-10-000156).^ The Amendment contains the prospectus (the “Feeder Fund prospectus”) and statement of additional information (the “Feeder Fund SAI”) of Eaton Vance High Income Opportunities Fund (the “Feeder Fund”), which invests substantially all of its assets in the Portfolio. The investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.

PART A

     Responses to Items 1, 2, 3, 4 and 13 ^ have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item 5. Management

     (a) Investment Adviser

     Registrant incorporates by reference information concerning the Portfolio’s management from “Fund Summaries – Management” in the Feeder Fund prospectus.

     (b) Portfolio Manager(s)

     Registrant incorporates by reference information concerning the Portfolio’s management from “Fund Summaries – Management” in the Feeder Fund prospectus.

Item 6. Purchase and Sale of Portfolio Interests

     (a) – (b) Purchase and Sale of Portfolio Interests

     Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, pooled income funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Item 7. Tax Information

     The Portfolio expects its allocations to constitute ordinary income and/or capital gains unless an investor is not subject to taxation.

Item 8. Financial Intermediary Compensation

     Not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings

     The Portfolio is a diversified, open-end management investment company. ^ The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objectives. The Portfolio may not be appropriate for investors who cannot assume the greater risk of capital depreciation or loss inherent in seeking higher yields.

     Registrant incorporates by reference information concerning the Portfolio’s investment objective and investment practices and risks from “Investment Objectives,” “Principal Investment Strategies,” “Principal Risks^ ” and “Investment Objectives & Principal Policies and Risks” in the Feeder Fund prospectus. Registrant incorporates by reference the description of the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information from “Information about the Funds” under “Shareholder Account Features” in the Feeder Fund prospectus.

Item 10.^ Management, Organization and Capital Structure

     (a) Management

     Registrant incorporates by reference information concerning the Portfolio’s management from “Management and Organization” in the Feeder Fund prospectus.

     (b) Capital Stock

     Registrant incorporates by reference information concerning interests in the Portfolio from “Management and Organization” in the Feeder Fund SAI.

^ Item 11.^ Shareholder Information

     (a) Pricing

     The net asset value of the Portfolio is determined once each day only when the New York Stock Exchange (the “Exchange”) is open for trading (“Portfolio Business Day”). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., Eastern time) (the “Portfolio Valuation Time”). Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from “Valuing Shares” in the Feeder Fund prospectus.

     (b) and (c) Purchases and Redemptions

     As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is Eaton Vance Distributors, Inc. (“EVD”), a direct wholly-owned subsidiary of Eaton Vance Corp. The principal business address of EVD is Two International Place^ , Boston, Massachusetts 02110.^ EVD receives no compensation from the Portfolio for serving as the placement agent.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor’s interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor’s share of the aggregate interest in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor’s percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio for the current Portfolio Business Day.

     An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the SEC a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90-day period to the lesser of (a) $250,000 or (b) 1% of the net asset ^ value of the Portfolio at the beginning of such period. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted as determined by the SEC or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.

     (d) Dividends and Distributions

     The Portfolio will allocate at least annually among its investors each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

     (e) Frequent Purchases and Redemptions of Fund Shares

     In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders. Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage, or increased administrative costs. The Boards of Trustees of the Eaton Vance funds have adopted policies for the Feeder Fund to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of Feeder Fund shares. Registrant incorporates by reference additional information from “Restrictions on Excessive Trading and Market Timing” under “Purchasing Shares” in the Feeder Fund Prospectus.

     (f) Tax Consequences

     Under the anticipated method of operation of the Portfolio, the Portfolio should be classified as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”) and should not be subject to any federal income tax. However, each investor in the Portfolio will be required to take into account its allocable share of the Portfolio’s ordinary income and capital gain in determining its federal income tax liability, if any. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

     The Portfolio expects to manage its assets in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio or other regulated investment companies which so manage their assets.

Item 12.^ Distribution Arrangements Not applicable.

PART B

Item 14.^ Cover and Table of Contents.

Item 15.^ Portfolio History

     The Portfolio is organized as a trust under the laws of the Commonwealth^ of Massachusetts ^ under a Declaration of Trust dated December 14, 2009. Prior to that date, the Portfolio was organized as a New York trust on May 1, 1992.

Item 16.^ Description of the Portfolio and Its Investments and Risks

     Part A contains information about the investment objectives and policies of the Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Registrant also incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from “Strategies and Risks”, “Investment Restrictions” and Appendix ^ F: “Ratings” in the Feeder Fund SAI. Registrant incorporates by reference the Portfolio’s portfolio turnover rates from “Financial Highlights” in the Feeder Fund prospectus. Registrant incorporates by reference the Portfolio’s policies regarding the disclosure of portfolio holdings information from “Disclosure of Portfolio Holdings and Related Information” under “Performance” in the Feeder Fund SAI.

Item 17.^ Management of the Portfolio

     (a) – (c) ^ Management Information, Board of Trustees and Compensation

     Registrant incorporates by reference additional information concerning the management of the Portfolio from “Management and Organization” in the Feeder Fund SAI.

     (d) Sales Loads

     Not applicable.

^ B-1

     (e) Code of Ethics

     Registrant incorporates by reference the information concerning relevant codes of ethics from “Code of Ethics” under “Management and Organization” in the Feeder Fund prospectus.

     (f) Proxy Voting Policies

     Registrant incorporates by reference information concerning relevant proxy voting policies from “Proxy Voting Policy” under “Management and Organization” and from “Appendix ^ G” and “Appendix ^ H” in the Feeder Fund SAI.

Item 18.^ Control Persons and Principal Holder of Securities

     (a) – (b) Control Persons and Principal Holders

     As of February 1, 2010^ , the Feeder Fund controlled the Portfolio by virtue of owning approximately 56.8^ % of the value of the outstanding interests in the Portfolio. Because the Feeder Fund controls the Portfolio, the Feeder Fund may take actions without the approval of any other investor. The Feeder Fund has informed the Portfolio that it will vote in accordance with the requirements of the 1940 Act whenever requested to vote on Portfolio matters. The Feeder Fund is a series of Eaton Vance Mutual Funds Trust, an open-end management investment company, organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Feeder Fund is Two International Place^ , Boston, MA 02110^ .

     As of February 1, 2010^ , Eaton Vance Strategic Income Fund owned of record and beneficially 17.6^ % of the value of the outstanding interests in the Portfolio. The Fund is a series of Eaton Vance Mutual Funds Trust, an open-end management investment company, organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Fund is Two International Place^ , Boston, MA 02110^ .

     As of February 1, 2010^ , Eaton Vance Floating Rate & High Income Fund owned of record and beneficially 14.3^ % of the value of the outstanding interests in the Portfolio. The Fund is a series of Eaton Vance Mutual Funds Trust, an open-end management investment company, organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Fund is Two International Place^ , Boston, MA 02110^ .

     As of February 1, 2010^ , certain donor advised funds of The U.S. Charitable Gift Trust (“Gift Trust”), a public charity, organized as a Delaware trust, owned of record and beneficially 8.8^ % of the outstanding interests in the Portfolio. The address of the Gift Trust is Two International Place^ , Boston, MA 02110^ .

     (c) Management Ownership

     As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities. Interests in the portfolio cannot be purchased by a Trustee or officer of the Portfolio. The Trustees and officers of the Portfolio as a group do not own any interests in the Portfolio.

^ B-2

Item 19.^ Investment Advisory and Other Services

     Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from “Investment Advisory and Administrative Services” and “Other Service Providers” in the Feeder Fund SAI.

^ Item 20.^ Portfolio Managers

     As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities. Interests in the Portfolio cannot be purchased by a portfolio manager.

     Registrant incorporates by reference information concerning the portfolio managers of the Portfolio from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

Item 21.^ Brokerage Allocation and Other Practices

     Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from “Portfolio Securities Transactions” in the Feeder Fund SAI.

Item 22.^ Capital Stock and Other Securities

     Under the Portfolio’s Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio (“Holders”) or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders’ positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio’s debts and obligations or distribute the Portfolio’s assets to the Holders in liquidation. Certificates representing an investor’s interest in the Portfolio are issued only upon the written request of a Holder.

     Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. ^ Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

^ B-3

     The Portfolio’s Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio’s name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or ^ rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder’s interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

     The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

     The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 23.^ Purchase, Redemption, and Pricing of Shares

     See Item 11^ herein. Registrant incorporates by reference information concerning valuation of the Portfolio’s assets from “Calculation of Net Asset Value” in the Feeder Fund SAI.

Item 24.^ Taxation of the Portfolio

     Provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and a Holder will be required to take into account in determining its federal income tax liability its share of the Portfolio’s income, gains, losses, deductions and credits.

^ B-4

     Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity, depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. In the case of a Holder that seeks to qualify as a regulated investment company (“RIC”), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Subchapter M of the Code.

     In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of ^ assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder which^ is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury Regulations.

     To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) (“liquid proceeds”) exceed a Holder’s adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest) a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder’s adjusted basis of his interest exceeds the liquid proceeds of such withdrawal and the Holder’s basis in any unrealized receivables, the Holder will generally realize a loss for federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio (1) income ^may be recognized if the distribution changes a distributee’s share of any unrealized receivables held by the Portfolio and (2) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder’s adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefore (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder’s distributive share of items of income (including income exempt from federal income taxation) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder’s distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of income exempt from federal income taxation and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder’s distributive share of the Portfolio’s nondeductible expenditures not properly chargeable to the Holder’s capital account. Increases or decreases in a Holder’s share of the Portfolio’s liabilities may also result in corresponding increases or decreases in such adjusted basis.

     A partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease ^such basis ^depending on the relevant facts. There can be no assurance that the Portfolio will make such an election in the future. Furthermore, this ^basis adjustment is mandatory in certain circumstances.

^ B-5

     The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments ^to the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to investors, including RIC shareholders.

     The Portfolio’s investments, if any, in securities issued with original issue discount (possibly including certain asset-related securities) or securities acquired at a market discount (if an election is made to include accrued market discount in current income) will cause it to realize income prior to the receipt of cash payments with respect to these securities. In order to enable a Holder that is a RIC to distribute its proportionate share of this income, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold in order to generate cash that such Holder may withdraw from the Portfolio for subsequent distribution to such Holder’s shareholders.

^ The Portfolio may be subject to foreign taxes on its income (including in some cases, capital gains) from certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. The anticipated extent of the Portfolio’s investment in foreign securities is such that it is not expected that a Holder that is a RIC will be eligible to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the Holder, so that shareholders of such RIC will not be entitled to foreign tax credits or deductions for foreign taxes paid by the Portfolio and allocated to the RIC.

     Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Investments in “passive foreign investment companies” by the Portfolio could subject an investor in the Portfolio to adverse U.S. federal income tax consequences and other charges on the proceeds from the sales of the investment in such company; however these charges can be avoided by making certain elections. ^ Certain uses of foreign currency and investment by the Portfolio in the stock of certain “passive foreign investment companies” may be limited or a tax election with respect to "passive foreign investment companies" may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of ^ tax on such an investor.

     The Portfolio may invest to a significant extent in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Portfolio. Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income. These and other related issues will be addressed by the Portfolio when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

     An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various state and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax adviser.

^ B-6

     The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio. It is not possible at this time to predict whether or to what extent any changes in the Code or interpretations thereof will occur. Prospective investors should consult with their own tax advisers regarding pending and proposed legislation and other changes.

Item 25.^ Underwriters

     The placement agent for the Portfolio is EVD. Investment companies, common and commingled trust funds, pooled income funds and similar entities may continuously invest in the Portfolio.

^ Item 26.^ Calculation of Performance Data

     Not applicable.

Item 27.^ Financial Statements

     The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Portfolio of Investments as of October 31, 2009^
Statement of Assets and Liabilities as of October 31, 2009^
Statement of Operations for the fiscal year ended October 31, 2009^
Statements of Changes in Net Assets for the fiscal years ended October 31, 2009^ and 2008^
Supplementary Data for each of the five fiscal years ending October 31, 2009^
Notes to Financial Statements
Report of Independent Registered Public Accounting Firm

     For purposes of the EDGAR filing of this amendment to the Portfolio’s registration statement, the Portfolio incorporates by reference the above audited financial statements, as previously filed electronically with the SEC on Form N-CSR filing on December 30, 2009^ pursuant to Section 30(b)(2) of the 1940 Act (Accession Number 0000950123-09-074181^ ).

^ B-7

PART C

Item ^ 28. Exhibits (with inapplicable items omitted)

(a)	(1)	Declaration of Trust dated May 1, 1992 filed as Exhibit No. 1(a) to Registrant’s
Registration Statement and incorporated herein by reference.

	(2)	Amendment to Declaration of Trust dated June 14, 1993 filed as Exhibit No. 1(b) to
Amendment No. 1 filed July 28, 1995 (Accession No. 0000898432-95-000290) and incorporated herein by reference.

	(3)	Amendment to Declaration of Trust dated June 22, 1998 filed as Exhibit No. 1(c) to
Amendment No. 4 filed July 29, 1998 (Accession No. 0000940394-98-000270) and incorporated herein by reference.

	(4)	Amendment to Declaration of Trust dated December 11, 2006 filed as Exhibit (a)(4) to
Amendment No. 13 filed February 28, 2007 (Accession No. 0000940394-07-000196)
and incorporated herein by reference.

	(5)	Amendment to Declaration of Trust dated March 1, 2008 filed as Exhibit (a)(5) to
Amendment No. 14 filed February 28, 2008 (Accession No. 0000940394-08-000148)
and incorporated herein by reference.

	(6)	Amendment to Declaration of Trust dated August 11, 2008 filed as Exhibit (a)(6) to
Amendment No. 15 filed February 27, 2009 (Accession No. 0000940394-09-000177)
and incorporated herein by reference.^ .

	(7)	Declaration of Trust dated December 14, 2009 filed herewith.

(b)	(1)	By-Laws of the Registrant adopted May 1, 1992 filed as Exhibit No. 2 to Amendment
No. 1 filed July 28, 1995 (Accession No. 0000898432-95-000290) and incorporated herein by reference.

	(2)	Amendment to By-Laws adopted February 7, 2005 filed as Exhibit (b)(2) to Amendment
No. 11 filed February 28, 2005 (Accession No. 0000940394-05-000199) and
incorporated herein by reference.

	(3)	Amendment to By-Laws dated December 11, 2006 filed as Exhibit (b)(3) to Amendment
No. 13 filed February 28, 2007 (Accession No. 0000940394-07-000196) and
incorporated herein by reference.

	(4)	Amended and Restated By-Laws of the Registrant as adopted December 14, 2009 filed herewith.

(c)		Reference is made to Item 28^ (a) and 28^ (b) above.

(d)		Investment Advisory Agreement between the Registrant and Boston Management and
Research dated May 31, 1994 filed as Exhibit No. 5 to Amendment No. 1 filed July 28,
1995 (Accession No. 0000898432-95-000290) and incorporated herein by reference.

^ C-1

(e)		Placement Agent Agreement with Eaton Vance Distributors, Inc. dated November 1,
1996 filed as Exhibit No. 6 to Post-Effective Amendment No. 3 filed July 29, 1997
(Accession No. 0000940394-97-000325) and incorporated herein by reference.

(f)		^ The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No.
IC-20671 (November 1, 1994).

(g)	(1)	Custodian Agreement with Investors Bank & Trust Company dated May 31, 1994 filed as Exhibit No. 8 to Amendment No. 1 filed July 28, 1995 (Accession No. 0000898432-
95-000290) and incorporated herein by reference.

	(2)	Amendment to Custodian Agreement with Investors Bank & Trust Company dated
October 23, 1995 filed as Exhibit No. (8)(b) to Amendment No. 2 filed July 26, 1996
(Accession No. 0001003291-96-000055) and incorporated herein by reference.

	(3)	Amendment to Master Custodian Agreement with Investors Bank & Trust Company dated December 21, 1998 filed as Exhibit (g)(3) to the Registration Statement of Eaton
Vance Mutual Funds Trust (File Nos. 33-572, 811-4409) (Accession No. 000950156-99-
000050) filed January 25, 1999 and incorporated herein by reference.

	(4)	Extension Agreement dated August 31, 2005 to Master Custodian Agreement with
Investors Bank & Trust Company filed as Exhibit (j)(2) to Eaton Vance Tax-Managed
Global Buy-Write Opportunities Fund N-2, Pre-Effective Amendment No. 2 (File Nos.
333-123961, 811-21745) filed September 26, 2005 (Accession No. 000950135-05-
005528) and incorporated herein by reference.

	(5)	Delegation Agreement dated December 11, 2000 with Investors Bank & Trust Company filed as Exhibit (j)(e) to the Eaton Vance Prime Rate Reserves N-2, Amendment No. 5
(File Nos. 333-32267, 811-05808) filed April 3, 2001 (Accession No. 0000940394-01-
500126) and incorporated herein by reference.

(p)		Code of Ethics adopted by Eaton Vance Corp., Eaton Vance Management, Boston
Management and Research, Eaton Vance Distributors, Inc. and the Eaton Vance Funds
effective September 1, 2000, as revised October 19, 2009^ , filed as Exhibit (p)(1) to
Post-^ Effective Amendment No. 119^ of Eaton Vance Municipals^ Trust ^ (File Nos.
33-572 and^ 811-4409^ ) filed October 26, 2009^ (Accession No. 0000940394-09-
000803^ ) and incorporated herein by reference.^

Item 29.^ Persons Controlled by or under Common Control with Registrant.

     Not applicable.

Item 30.^ Indemnification

     Article V of the Registrant’s Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser are insured under an errors and omissions liability insurance policy.

^ C-2

     The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers on the other.

^ Item 31.^ Business and Other Connections

     Reference is made to: (i) the information set forth under the caption “Management and Organization” in the Feeder Fund SAI; (ii) the Eaton Vance Corp. 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) the Forms ADV of Eaton Vance Management (File No. 801-15930) and Boston Management and Research (File No. 801-43127) filed with the SEC, all of which are incorporated herein by reference.

Item 32.^ Principal Underwriters

^    Not applicable.

Item ^ 33. Location of Accounts and Records

     All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act, and the Rules promulgated thereunder are in the possession and custody of the Registrant’s custodian, State Street Bank and Trust Company, 200 Clarendon Street, 16th Floor Mail Code ADM 27, Boston, MA 02116, with the exception of certain corporate documents and portfolio trading documents that are in the possession and custody of the Registrant’s investment adviser located at ^ Two International Place, Boston, MA, ^ 02110. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant’s investment adviser.

Item ^ 34. Management Services

     Not applicable.

Item ^ 35. Undertakings

     Not applicable.

^ C-3

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. ^ 16 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Massachusetts on the 26th^ day of February, 2010^ .

HIGH INCOME OPPORTUNITIES PORTFOLIO By: /s/ Michael W. Weilheimer Michael W. Weilheimer President

INDEX TO EXHIBIT

Exhibit No.	Description of Exhibit
(a)(7)	Declaration of Trust dated December 14, 2009

(b)(4)	Amended and Restated By-Laws of the Registrant as adopted December 14, 2009